UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2011

THE PMI GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13664	94-3199675
(Commission File Number)	(IRS Employer Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California	94597-2098
(Address of Principal Executive Offices)	(Zip Code)

(925) 658-7878

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

As previously reported, The PMI Group, Inc. (“TPG”) received on Friday, October 21, 2011, a copy of (i) a Verified Complaint for Appointment of a Receiver and Injunction, dated October 20, 2011 (the “Complaint”), seeking among other things an order appointing Christina Urias, the Director of the Arizona Department of Insurance (the “Director”), as receiver to take possession of the property and business of PMI Mortgage Insurance Co. (“MIC”), TPG’s wholly-owned subsidiary, (ii) an order, dated October 20, 2011 (the “Interim Order”), directing the Director to take possession and control of MIC pending a hearing on matters addressed in the Complaint and (iii) an Order of Supervision (the “Order of Supervision”) for PMI Reinsurance Co., PMI Mortgage Guaranty Co. and Residential Insurance Co. (collectively, the “Reinsurers”), which are wholly-owned subsidiaries of TPG, appointing a Supervisor and restricting such entities from taking a variety of actions without the prior approval of the Director of Insurance or the Supervisor.

On October 28, 2011, TPG filed a motion to vacate the Interim Order (the “Motion”) with the Superior Court of Arizona in Maricopa County (the “Court”). A hearing on the Motion was held on November 8, 2011. On November 22, 2011, the Court issued a ruling denying the Motion. A hearing on the Complaint is scheduled for January 10, 2012. In addition, on November 18, 2011, the Reinsurers filed a Notice of Appeal with respect to the Order of Supervision with the Arizona Department of Insurance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2011	The PMI Group, Inc.
(Registrant)

	By:	/s/ Donald P. Lofe, Jr.
Donald P. Lofe, Jr.
Executive Vice President, Chief Financial Officer and Chief Administrative Officer